UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): December 6, 2012

Energy Services of America Corporation
(Exact Name of Registrant as Specified in its Charter)

Delaware (State or Other Jurisdiction of Incorporation)	001-32998 (Commission File Number)	20-4606266 (I.R.S. Employer Identification No.)

100 Industrial Lane, Huntington, West Virginia                                                                                                                    25702-9694
(Address of Principal Executive Offices)                                                                                                                                (Zip Code)

Registrant’s telephone number, including area code:                                                                                     (304) 399-6315

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02                      Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b)           On December 6, 2012, the Board of Directors of Energy Services of America Corporation (the “Company”) announced that General Harley Mooney resigned as President and Chief Executive Officer.  Mr. Mooney also has resigned from the Company’s Board of Directors.  Mr. Mooney did not serve on any board committees.

Following Mr. Mooney’s resignation, the Board of Directors appointed Douglas V. Reynolds as President and Chief Executive Officer.  Mr. Reynolds has been a director of the Company since 2008.  Mr. Reynolds is the son of Marshall T. Reynolds, Chairman of the Board of Directors.  Biographical and share ownership information for Mr. Reynolds is contained in the Company’s Annual Meeting proxy statement, which was filed with the Securities and Exchange Commission on May 16, 2012 and which information is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits

(a)	Financial Statements of businesses acquired.
Not Applicable.
(b)	Pro forma financial information.
Not Applicable.
(c)	Shell Company Transactions.
Not Applicable.
(d)	Exhibits.
None.

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

ENERGY SERVICES OF AMERICA CORPORATION

DATE: December 10, 2012	By: /s/ Larry Blount
Larry Blount
Vice President and Chief Financial Officer